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EXHIBIT 99.20

AMERICAN RIVER HOLDINGS
STATEMENT OF OPERATIONS (UNAUDITED)
Eleven Months Ended November 30,
(In thousands)

                                                               2000           1999
                                                           ------------   ------------
Interest income:
   Interest and fees on loans                              $     15,591   $     12,676
   Interest on investment securities:
     Taxable                                                      2,430          1,883
     Exempt from Federal income taxes                               423            305
     Dividends                                                       73             59
   Interest on Federal funds sold                                   348            419
   Interest on deposits in banks                                    376            299
                                                           ------------   ------------

       Total interest income                                     19,241         15,641

Interest expense:
   Deposits                                                       6,650          4,825
   Other borrowings                                                 261            144
                                                           ------------   ------------

       Total interest expense                                     6,911          4,969
                                                           ------------   ------------

       Net interest income                                       12,330         10,672
Provision for loan and lease losses                                 605            553
                                                           ------------   ------------

       Net interest income after provision for
         loan and lease losses                                   11,725         10,119
                                                           ------------   ------------

Non-interest income:
   Service charges                                                  551            489
   Other fees and charges                                         1,445          1,084
                                                           ------------   ------------

       Total non-interest income                                  1,996          1,573
                                                           ------------   ------------

Other expenses:
   Salaries and employee benefits                                 4,477          3,965
   Occupancy and equipment                                        1,116          1,053
   Merger expenses                                                  561             --
   Other                                                          2,233          2,195
                                                           ------------   ------------

       Total other expenses                                       8,387          7,213
                                                           ------------   ------------

       Income before income taxes                                 5,334          4,479

Income taxes                                                      2,066          1,698
                                                           ------------   ------------

       Net income                                          $      3,268   $      2,781
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